Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

FIRST CORPORATION

March 20, 2009

A meeting of the Board of Directors of First Corporation (the “Corporation”), was held on March 20, 2009 at 10:00 a.m. Mountain Daylight Time.

Directors participating in the meeting were:

Todd Larsen and Sheryl Cousineau

The following resolution was put forth:

RESOLVED: that First Corporation declare a stock dividend of three (3) shares of common stock for each share held as of the record date of March 23, 2009, shares will trade ex dividend

On April 6, 2009

Resolution passed

There being no further business, the meeting was adjourned.

/s/ Sheryl Cousineau

/s/ Todd Larsen

     Sheryl Cousineau, Secretary

     Todd Larsen, President and Chairman of the Board